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                                                                      EXHIBIT 23




CONSENT OF ALTSCHULER, MELVOIN AND GLASSER LLP

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 9, 2001 relating to the consolidated financial statements and financial statement schedules of Universal Automotive Industries, Inc. as of December 31, 2000, and for the year then ended in the Registration Statement on Form S-8 (File No. 33-97360) as filed with the Securities and Exchange Commission September 26, 1995.

ALTSHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants


Chicago, Illinois
April 16, 2001